Exhibit 3.644
CERTIFICATE OF LIMITED PARTNERSHIP
OF
MCCARTY ROAD LANDFILL TX, LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
     I. The name of the limited partnership is “McCarty Road Landfill TX, LP”.
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of the general partner are as follows;
Allied Waste Landfill Holdings, Inc.
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of McCarty Road Landfill TX, LP as of December 12, 2001.

Allied Waste Landfill Holdings, Inc., a Delaware corporation, its General Partner
By:	/s/ Jo Lynn White
	Name:	Jo Lynn White
	Title:	Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 12/12/2001
01063 7044 — 3467836